January 16, 2007 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

        Ohio Valley Banc Corp Reports 4th Quarter and Fiscal Year Results

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended December 31, 2006, of $16,000, or $.00 per share, compared to $1,979,000, or $.46 per share, for the fourth quarter of 2005. For the year ended December 31, 2006, consolidated net income was $5,398,000, a decrease of 23.1 percent from the year ended December 31, 2005 net income of $7,017,000. Earnings per share were $1.27 for the year of 2006 versus $1.64 for the year of 2005, a decrease of 22.6 percent. Return on average assets and return on average equity both decreased to .71 percent and 9.00 percent, respectively, for the twelve months ended December 31, 2006, as compared to .97 percent and 12.18 percent, respectively, for the same time period in the prior year.

     The decline in quarterly and year-to-date earnings was related to a higher provision for loan losses. Contributing to the higher provision expense was an increase in both nonperforming loans and loan charge-offs. During the fourth quarter, a loan relationship totaling $6.7 million, or 1.07 percent of total loans, was determined by management to be impaired due to certain events and subsequently placed on nonaccrual status. The loans are primarily secured by commercial real estate and based on management's assessment of the loan relationship; a specific allocation for loan losses was made totaling $2 million, which required a corresponding increase in provision for loan losses. Additionally, management charged off $2.3 million on existing nonperforming loans during the fourth quarter. While the allowance for loan losses already reflected the probable loss on these previously identified nonperforming loans, the charge-offs increased the Company's historical loss experience for commercial loans, resulting in an increase in the allowance for loan losses for general allocations to reflect increased risk in the portfolio.

     Due to both the increase in specific allocations of the allowance for loan losses and increased loss history which called for an increase in the general allocations, management provided $3,731,000 to the allowance for loan losses for the three months ended December 31, 2006, an increase of $3,082,000 from the same time period the prior year. For the fiscal year ended December 31, 2006, the provision for loan losses totaled $5,662,000, as compared to $1,797,000 for the prior fiscal year, an increase of $3,865,000.

     The Company's ratio of nonperforming loans to total loans was at 2.14 percent at December 31, 2006, compared to .41 percent at December 31, 2005. The ratio of nonperforming assets to total assets was 2.00 percent at December 31, 2006, compared to .62 percent at December 31, 2005. The Company's net charge-offs for the twelve months ended December 31, 2006 were up $1,543,000 from the same twelve-month period in 2005, occurring primarily in commercial loans. The allowance for loan losses was 1.51 percent of total loans at December 31, 2006, compared to 1.16 percent at December 31, 2005. Management believes that the allowance for loan losses is adequate and reflects probable incurred losses in the portfolio.

     Net  interest  income,  the  Company's  largest  revenue  source,   totaled
$28,490,000 for the twelve months ended December 31, 2006, an increase of $556,000, or 2.0 percent, over the same time period last year. This increase was attributable to the growth in the Company's earning assets during 2006, partially offset by a decline in the net interest margin. The average earning assets for the year 2006 were up $32,100,000, or 4.7 percent, from the same time period in 2005, driven by commercial and residential real estate lending. The net interest margin for the twelve months ended December 31, 2006 was 4.02 percent, compared to 4.11 percent for the same time period the prior year. For the fourth quarter of 2006, net interest income was down $403,000, or 5.6 percent, from the prior year fourth quarter. Although the Company's earning assets were up $27,430,000 for the fourth quarter of 2006, as compared to the fourth quarter of 2005, the growth was more than offset by a lower net interest margin. Comparing the fourth quarter of 2006 to the fourth quarter of 2005, the net interest margin was down 36 basis points. The decline in net interest margin was partially related to a higher balance of loans on nonaccrual status.

     Noninterest income totaled $5,830,000 for the twelve months ended December 31, 2006, compared to $5,522,000 for the same time period last year, an increase of 5.6 percent. For the three months ended December 31, 2006, noninterest income totaled $1,437,000 and was down 1.5 percent from 2005's fourth quarter. Contributing to the year-to-date noninterest income growth was the increase in revenue from additional investments in bank owned life insurance throughout 2005 in addition to life insurance proceeds received in 2006. Furthermore, income growth continues to be enhanced by the increased volume of transactions utilizing the Company's Jeanie(R) Plus debit card. Interchange fees earned for the year 2006 were up 16.1 percent from the year 2005. For the same time period, monthly service charge fees decreased 17.5 percent due to the growth in the number of Easy Checking accounts featuring no service charge or minimum balance requirements. The Easy Checking account, a transaction account with electronic features, increases the company's core deposits, increases interchange fees and decreases processing costs.

     On a year-to-date basis, noninterest expense totaled $21,199,000 in 2006, a decrease of $160,000 when compared to the previous year. On a quarter-to-date basis, noninterest expense decreased $463,000, or 9.1 percent, from the fourth quarter in 2005. Salaries and employee benefits, the Company's largest noninterest expense, decreased $340,000, or 2.6 percent, for the twelve months ended December 31, 2006 and decreased $574,000, or 17.6 percent, for the three months ended December 31, 2006. The decrease in personnel expense was related to a decline in the number of employees in addition to a reduction in incentive compensation due to lower corporate performance. The remaining noninterest expense categories were collectively up only 2.1 percent, or $180,000, from 2005, led by additional collection expense associated with the higher nonperforming loans. The emphasis management placed on expense control contributed to an improvement in efficiency. The efficiency ratio improved to
61.20 percent for 2006, as compared to 63.49 percent for 2005.

     Total assets increased $14,642,000 from year end 2005 to reach $764,361,000 at December 31, 2006. The asset growth resulted from an increase in loans of $7,632,000, occurring primarily in commercial and residential real estate loans. Funding loan growth was an increase in money market deposits and certificates of deposit which contributed to total deposit growth of $30,920,000 from year end 2005. The growth in retail deposits permitted the Company to reduce borrowed funds by $19,141,000 from year end 2005.

     "The 2006 financial results are not reflective of the effort given by our employees but are the result of prudent and necessary actions required to address asset quality," stated Jeffrey E. Smith, President and CEO. "Employee efforts contributed to solid growth in both interest and noninterest income and strong expense control. Those efforts will continue as our lenders, collectors and attorneys continue to work diligently to resolve or liquidate problem credits."

     Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.



Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                  Three months ended                    Twelve months ended
                                                     December 31,                           December 31,
                                                 2006             2005                2006               2005
                                             -------------     ------------       -------------     ---------------
    PER SHARE DATA
      Earnings per share                            $0.00            $0.46               $1.27               $1.64
      Dividends per share                           $0.17            $0.16               $0.67               $0.63
      Book value per share                         $14.38           $13.90              $14.38              $13.90
      Dividend payout ratio (a)                  4639.40%           34.49%              52.56%              38.55%
      Weighted average shares outstanding       4,204,616        4,268,096           4,230,551           4,278,562

    PERFORMANCE RATIOS
      Return on average equity                      0.10%           13.38%               9.00%              12.18%
      Return on average assets                      0.01%            1.06%               0.71%               0.97%
      Net interest margin (b)                       3.78%            4.14%               4.02%               4.11%
      Efficiency ratio (c)                         55.44%           58.26%              61.20%              63.49%
      Average earning assets (in 000's)          $724,415         $696,985            $716,790            $684,690

    (a) Total dividends paid as a percentage of net income.
    (b) Fully tax-equivalent net interest income as a percentage of average earning assets.
    (c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

    OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                  Three months ended                    Twelve months ended
    (in $000's)                                      December 31,                           December 31,
                                                 2006             2005                2006               2005
                                             -------------     ------------       -------------     ---------------
    Interest income:
         Interest and fees on loans        $       12,235    $      11,362      $       48,514    $         42,621
         Interest and dividends on securities       1,105              869               3,907               3,450
              Total interest income                13,340           12,231              52,421              46,071
    Interest expense:
         Deposits                                   5,253            3,682              18,594              12,973
         Borrowings                                 1,282            1,341               5,337               5,164
              Total interest expense                6,535            5,023              23,931              18,137
    Net interest income                             6,805            7,208              28,490              27,934
    Provision for loan losses                       3,731              649               5,662               1,797
    Noninterest income:
         Service charges on deposit accounts          742              797               2,987               3,096
         Trust fees                                    56               51                 221                 211
         Income from bank owned insurance             180              149                 907                 589
         Gain on sale of loans                         29               32                 104                 120
         Other                                        430              430               1,611               1,506
              Total noninterest income              1,437            1,459               5,830               5,522
    Noninterest expense:
         Salaries and employee benefits             2,694            3,268              12,497              12,837
         Occupancy                                    339              330               1,338               1,309
         Furniture and equipment                      309              305               1,120               1,206
         Data processing                               74              132                 687                 633
         Other                                      1,205            1,049               5,557               5,374
              Total noninterest expense             4,621            5,084              21,199              21,359
    Income before income taxes                       -110            2,934               7,459              10,300
    Income taxes                                     -126              955               2,061               3,283
    NET INCOME                             $           16    $       1,979      $        5,398    $          7,017

    OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

    (in $000's, except share and per share data)                                    December 31,     December 31,
                                                                                      2006               2005
                                                                                ---------------   -----------------
    ASSETS
    Cash and noninterest-bearing deposits with banks                            $       18,965    $         18,516
    Federal funds sold                                                                   1,800               1,100
         Total cash and cash equivalents                                                20,765              19,616
    Interest-bearing deposits in other financial institutions                              508                 510
    Securities available-for-sale                                                       70,267              66,328
    Securities held-to-maturity
      (estimated fair value:  2006 - $13,586, 2005 - $12,373)                           13,350              12,088
    FHLB stock                                                                           6,036               5,697
    Total loans                                                                        625,164             617,532
      Less:  Allowance for loan losses                                                  (9,412)             (7,133)
         Net loans                                                                     615,752             610,399
    Premises and equipment, net                                                          9,812               8,299
    Accrued income receivable                                                            3,234               2,819
    Goodwill                                                                             1,267               1,267
    Bank owned life insurance                                                           16,054              15,962
    Other assets                                                                         7,316               6,734
              Total assets                                                      $      764,361    $        749,719

    LIABILITIES
    Noninterest-bearing deposits                                                $       77,960    $         82,561
    Interest-bearing deposits                                                          515,826             480,305
         Total deposits                                                                593,786             562,866
    Securities sold under agreements to repurchase                                      22,556              29,070
    Other borrowed funds                                                                63,546              76,173
    Subordinated debentures                                                             13,500              13,500
    Accrued liabilities                                                                 10,691               8,839
              Total liabilities                                                        704,079             690,448

    SHAREHOLDERS' EQUITY
    Common stock ($1.00 stated value, 10,000,000 shares authorized; 2006 -
      4,626,339 shares issued,
      2005 - 4,626,336 shares issued)                                                    4,626               4,626
    Additional paid-in-capital                                                          32,282              32,282
    Retained earnings                                                                   34,404              31,843
    Accumulated other comprehensive income                                                (981)             (1,231)
    Treasury stock at cost (2006 - 432,851 shares, 2005 - 361,365 shares)              (10,049)             (8,249)
              Total shareholders' equity                                                60,282              59,271
                   Total liabilities and shareholders' equity                   $      764,361    $        749,719